Exhibit (d)(2)

ATTACHMENT TO STOCK OPTION AGREEMENT

      This Attachment sets forth certain specific information regarding the Option for Shares of Incentive Stock granted to Participant (as named below) under the Corporation’s Amended and Restated Stock Option Plan, as amended (the “Plan”) pursuant to the terms and conditions of the Stock Option Agreement (the “Agreement”) by and between the Corporation and Participant dated as of the Option Grant Date (as defined below). This Attachment is an integral part of the Agreement, which is attached hereto and incorporated herein by reference. Capitalized terms not defined in this Attachment shall have the meanings ascribed to such terms in the Agreement.

1.	Name of Participant:

______________________________________________

2.	Option Grant Date:

______________________________________________

3.	Number of Shares of Incentive Stock Subject to Option:

______________________________________________

4.	Exercise Price per Share:

______________________________________________

5.	Vesting Schedule:

______________________________________________

6.	Expiration Date:

______________________________________________

      This Option is [not] intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision.

      BY EXECUTING THIS ATTACHMENT, PARTICIPANT ACKNOWLEDGES THAT PARTICIPANT HAS READ AND UNDERSTANDS THE AGREEMENT AND THE PLAN, AND AGREES THAT THIS ATTACHMENT, TOGETHER WITH THE AGREEMENT, SHALL GOVERN THE TERMS AND CONDITIONS OF THE OPTION, THE SHARES AND THE OTHER SUBJECT MATTER OF THE AGREEMENT, SUBJECT TO THE PROVISIONS OF THE PLAN. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS ATTACHMENT AND THE AGREEMENT, THE AGREEMENT SHALL CONTROL.

      IN WITNESS WHEREOF, the Corporation and Participant have duly executed this Attachment to the Stock Option Agreement as of the Option Grant Date.

CORPORATION:	PARTICIPANT:

WEBMETHODS, INC., a Delaware corporation

By:_____________________________	___________________________
Authorized Person	Signature

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made as of the Option Grant Date set forth on the initial Attachment hereto by and between (i) WEBMETHODS, INC., a Delaware corporation (the “Corporation”), and (ii) Participant, an employee of the Corporation as named on each Attachment hereto.

WHEREAS, the Corporation has adopted an Amended and Restated Stock Option Plan, (together with all amendments thereto, the “Plan”), a copy of which has been previously provided to Participant; and

WHEREAS, the Board of Directors of the Corporation has determined that Participant is eligible to receive an option to purchase shares of “Incentive Stock,” as such term is defined in the Plan.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Corporation hereby grants to Participant the right to purchase, during the period specified in Section 2 hereof, the number of shares of Incentive Stock (such shares of Incentive Stock being hereinafter referred to as the “Shares”) set forth on each Attachment hereto at an exercise price per Share as set forth on each respective Attachment, in accordance with the terms of this Agreement and the Plan (such right being hereinafter referred to as the “Option”). The Board of Directors of the Corporation, exercising good faith, has determined that the Exercise Price as set forth on each Attachment hereto is equal to at least one hundred percent (100%) of the fair market value of each Share on the Option Grant Date set forth on such Attachment.

2. Duration of Option. The Option shall be effective during the period commencing as of the Option Grant Date and ending on the earliest to occur of: (a) the date all of the Shares are purchased pursuant to the terms of this Agreement or are surrendered to the Corporation pursuant to Section 3.E hereof; (b) ninety (90) days after the date of the termination of employment of Participant (except for termination due to the death of Participant); (c) the expiration of the one (1)-year period prescribed under Section 3.B hereof; and (d) the tenth (10th) anniversary of the Option Grant Date at 5:00 p.m. Upon the expiration of the Option, the Option shall have no further force or effect, and Participant shall have no further rights in or under the Option or to the Shares which shall not have been purchased by such time pursuant to the Option.

3. Exercise of Option.

A. Subject to the provisions of Section 2 hereof regarding the duration of the Option, and except as provided below, the Option shall vest and may be exercised by Participant according to the Vesting Schedule set forth on the applicable Attachment. Notwithstanding the foregoing, vesting of the Option shall immediately cease upon termination of Participant’s employment with the Corporation. The Option may be exercised only if compliance with all applicable Federal and state securities laws can be effected and only by (i) Participant’s completion, execution and delivery (by written or electronic means) to the Corporation of a Notice and Request of Exercise in the form specified by the Corporation, and (ii) the payment to the Corporation, as provided in Section 3.C hereof, of an amount equal to the amount obtained by multiplying the Exercise Price by the number of Shares being purchased pursuant to such exercise, as shall be specified by Participant in such notice of exercise. Except in the event of the death of a Participant, in which event Participant’s estate, executors or administrators, or personal or legal representatives may exercise the Option in accordance with the terms of Section 3.B hereof, the Option or any of the rights thereunder may be exercised by Participant only, and may not be transferred or assigned, in whole or in part, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession) or on an absolute or contingent basis.

B. In the event of the death of Participant at such time that Participant shall possess an Option pursuant to the terms of this Agreement, Participant’s estate, executors or administrators, or personal or legal representatives shall be entitled, for a period of one (1) year following the date of Participant’s death, to exercise the Option, but only to the extent that Participant was entitled to exercise the Option on the date of such death. Any person so desiring to exercise Participant’s Option shall be required, as a condition to the exercise of the Option, to furnish to the Corporation such documentation as the Corporation shall deem satisfactory to evidence the authority of such person to exercise the Option on behalf of Participant. In the event of the exercise of the Option by Participant’s estate, executors or administrators, or personal or legal representatives, all references herein to Participant shall, to the extent applicable, be deemed to refer to and include such estate, executors or administrators, or personal or legal representatives, as the case may be.

C. Payment of the amount determined pursuant to Section 3.A hereof shall be made by cash, by good check, by delivery of shares of Common Stock owned by Participant valued at their fair market value as determined by the Board of Directors in good faith (which shares of Common Stock shall have been owned by Participant at least six (6) months prior to such delivery) or in such other manner as shall then be acceptable to, and permitted by, the Board of Directors.

D. Upon the exercise of the Option by Participant, or as soon thereafter as is practicable, the Corporation shall issue and deliver to Participant a certificate or certificates evidencing such number of Shares as Participant has so elected to purchase. Such certificate or certificates shall be registered in the name of Participant and, if applicable, shall bear an appropriate investment warranty legend, any legend required by any Federal or state securities law, rule or regulation and, if applicable, a legend referring to the restrictions provided hereunder and under the Plan and any legend required by the law of the jurisdiction of incorporation of the Corporation. Upon the exercise of the Option and the issuance and delivery of such certificate or certificates, Participant shall have all the rights of a stockholder with respect to such Shares and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that such Shares shall be subject to the restrictions hereunder and in the Plan (if any).

E. The Board of Directors of the Corporation may, upon such terms and conditions as it deems appropriate, accept the surrender by Participant of Participant’s right to exercise the Option, in whole or in part, and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the Exercise Price of the Shares which are the subject of such surrendered Option from the fair market value of the Shares which are the subject of such surrendered Option on the date of such surrender (such amount not to be less than zero), such payment to be in cash.

F. Notwithstanding any other provision of this Agreement, any unvested portion of the Option shall thereupon vest and the entire Option shall thereupon become immediately exercisable if, within one (1) year after a Change of Control of the Corporation, there is (i) a termination of Participant’s employment by the Corporation other than for Cause (as defined below) or (ii) a voluntary termination by Participant of Participant’s employment with the Corporation within ninety (90) days after Good Reason (as defined below) shall first exist. For purposes of this Agreement, “Cause” shall mean (i) embezzlement, theft, fraud, or any other act of dishonesty involving the Corporation or any of its customers, or (ii) Participant’s conviction of a felony, or any other crime involving moral turpitude. For purposes of this Agreement, “Good Reason” shall mean (i) a material reduction in Participant’s base salary, (ii) a material reduction in Participant’s duties without Participant’s consent, or (iii) a relocation of Participant’s regular place of work to any location outside a thirty (30) mile radius of the location from which Participant served the Corporation thirty (30) days prior to the date of such Change of Control of the Corporation without Participant’s consent. For purposes of this Agreement, a “Change of Control” of the Corporation shall be deemed to have occurred if (i) any person or group acquires, directly or indirectly (including, without limitation, by way of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a merger involving the Corporation), ownership of not less than a majority of the then outstanding voting securities of the Corporation, (ii) the stockholders of the Corporation approve a merger or consolidation involving the Corporation and resulting in a change of ownership of a majority of the then outstanding shares of voting securities of the Corporation, or (iii) the stockholders of the Corporation approve a plan of liquidation or dissolution of the Corporation or the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

4. Changes in Capital Structure of the Corporation. Subject to any required action by the stockholders of the Corporation and the provisions of the applicable law of the jurisdiction of incorporation of the Corporation, the number of shares of Incentive Stock subject to this Agreement as well as the Exercise Price of any Shares not yet purchased by Participant shall be proportionately adjusted for (a) a division or combination of the shares of capital stock of the

Corporation, (b) a dividend payable in shares of capital stock of the Corporation or (c) a reclassification of any shares of capital stock of the Corporation.

5. Rights Prior to Exercise. Participant shall have no equity interest in the Corporation or any voting, dividend, liquidation or dissolution rights with respect to any capital stock of the Corporation solely by reason of having an Option or having executed this Agreement or any Attachment hereto. Furthermore, prior to the exercise of all or a portion of the Option, as set forth in Section 3.A hereof, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the exercise of all or a portion of such Option, Participant shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to, the Shares, except to the extent that Participant has exercised all or a portion of such Option and has been issued and received delivery of a certificate or certificates evidencing the Shares purchased pursuant to such exercise.

6. Employment of Participant. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation shall continue to employ Participant, nor shall this Agreement affect in any way the right of the Corporation to terminate the employment of Participant at any time and for any reason. By Participant’s execution of this Agreement, Participant acknowledges and agrees that Participant’s employment is “at will.” No change of Participant’s duties as an employee of the Corporation shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

7. No Prior Agreements. Participant represents that Participant’s performance of all the terms of this Agreement and any services to be rendered as an employee of the Corporation do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Participant in confidence, trust or otherwise prior to Participant’s employment by the Corporation) to which Participant is a party or by the terms of which Participant may be bound.

8. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and Participant, and their respective heirs, personal and legal representatives, successors and assigns.

9. Genders. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

10. Headings. The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

11. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Option evidenced by this Agreement and the Shares, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option evidenced by this Agreement or the Shares other than as set forth herein.

12. Notices. Any and all notices provided for herein shall be sufficient if in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Corporation, to its principal office, and, in the case of Participant, to Participant’s address as shown on the Corporation’s records.

13. Invalid or Unenforceable Provisions. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof. Participant agrees that the breach or alleged breach by the Corporation of (a) any covenant contained in another agreement (if any) between the Corporation and Participant or (b) any obligation owed to Participant by the Corporation, shall not affect the validity or enforceability of the covenants and agreements of Participant set forth herein.

14. Governing Law. This Agreement shall be construed and enforced in accordance with the substantive laws of the jurisdiction of incorporation of the Corporation (other than provisions thereof relating to conflicts-of-law or choice-of-law).

15. Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto; provided, however, that Participant hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Corporation or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Internal Revenue Code of 1986, as amended, by the Internal Revenue Service.

16. Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

IN WITNESS WHEREOF, the Corporation and Participant have executed this Agreement as of the Option Grant Date.

CORPORATION:

WEBMETHODS, INC.,
a Delaware corporation

By:	_________________________________ Authorized Person

PARTICIPANT:

_____________________________________